UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 5, 2014

TETRA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2014, TETRA Technologies, Inc. (the “Company”) issued a press release announcing that Joseph Elkhoury has agreed to accept the positions of Senior Vice President and Chief Operating Officer effective upon his commencement of employment with the Company, which is expected to begin on or about June 16, 2014.

Joseph Elkhoury previously served within the Schlumberger Limited organization for twenty years, most recently as vice president and general manager of Schlumberger’s microseismic services since October 2012. Schlumberger Limited is a supplier of technology, integrated project management, and information solutions to oil and gas exploration and production industries worldwide. From December 2010 until September 2012, Mr. Elkhoury served as Schlumberger’s vice president of information solutions in North America, and from December 2009 until December 2010, vice president of production services. From 1994 until November 2009, Mr. Elkhoury held numerous other management positions with Schlumberger, serving in operating and administrative areas such as marketing and communications, global supply chain and procurement, area operations support, geomarket operations, training, and wireline engineering. Mr. Elkhoury received his B.E.E. degree in Electrical Engineering from the American University of Beirut in Lebanon.

In connection with Mr. Elkhoury’s appointment as Senior Vice President and Chief Operating Officer, the Management and Compensation Committee of the Board of Directors approved an annual base salary of $450,000 for Mr. Elkhoury, and beginning with the 2015 performance period, a target annual cash incentive bonus opportunity equal to 70% of his base salary. For the 2014 fiscal year, Mr. Elkhoury may receive a cash bonus up to $341,000, of which $183,500 will be guaranteed for payment in March 2015, and payment of the remaining $157,500 of his 2014 annual cash incentive bonus will be contingent upon achievement of established performance objectives similar to those applicable to the Company’s other executive officers. The Company’s Board of Directors has authorized the grant to Mr. Elkhoury of an employment inducement award of 232,302 shares of restricted stock, such grant to be effective upon the date Mr. Elkhoury commences employment with the Company. Beginning in 2016, he will be eligible to participate in annual grants of long-term incentives similar to the Company’s other executives. Mr. Elkhoury is also entitled to reimbursement of moving costs and customary closing costs for the sale of his existing home and relating to the purchase of a new home. The Company will enter into an employment agreement with Mr. Elkhoury in a form substantially similar to the form of agreement executed by the Company’s employees. The agreement evidences the at-will nature of Mr. Elkhoury’s employment and does not set forth or guarantee the term of employment, salary, or other incentives, all of which are entirely at the discretion of the Board of Directors.

There are no arrangements or understandings between Mr. Elkhoury and any other person pursuant to which he was appointed as an officer of the Company. Neither the Company nor the Board of Directors is aware of any transaction in which Mr. Elkhoury has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Elkhoury will be indemnified by the Company pursuant to the Company’s Certificate of Incorporation and Amended and Restated Bylaws for actions associated with being an officer. In addition, the Company will enter into an indemnification agreement with Mr. Elkhoury that will provide for indemnification to the fullest extent permitted under Delaware law. The indemnification agreement will provide for indemnification of expenses, liabilities, judgments, fines and amounts paid in settlement in connection with proceedings brought against Mr. Elkhoury as a result of his service as an officer. The indemnification agreement is substantially identical to the form of agreement executed by the Company’s other directors and executive officers.

The Company also intends to enter into a change of control agreement (“COC Agreement”) with Mr. Elkhoury that is substantially identical to the form of agreement executed by certain of the Company’s other executive officers. A form of the COC Agreement was previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Form 8-K filed on June 4, 2013. The COC Agreement will have an initial two-year term, with an automatic one-year extension on the second anniversary of the effective date (or any anniversary date thereafter) unless a cancellation notice is given at least 90 days prior to the expiration of the then applicable term. Under the COC Agreement, the Company has an obligation to provide certain benefits to Mr. Elkhoury upon a qualifying termination event that occurs in connection with or within two years following a “change of control” of the Company. A qualifying termination event under the COC Agreement includes the termination of Mr. Elkhoury’s employment by the Company other than for Cause (as that term is defined in the COC Agreement) or termination by Mr. Elkhoury for Good Reason (as that term is defined in the COC Agreement).

Under the COC Agreement, if a qualifying termination event occurs in connection with or within two years following a change of control, the Company has an obligation to pay to Mr. Elkhoury the following cash severance amounts: (i)(A) an amount equal to Mr. Elkhoury’s earned but unpaid Annual Bonus (as that term is defined in the COC Agreement) attributable to the immediately preceding calendar year and earned but unpaid Long Term Bonus (as that term is defined in the COC Agreement) attributable to the performance period ended as of the end of the immediately preceding calendar to the extent such amounts would have been paid to Mr. Elkhoury had he remained employed by the Company, and in each case only to the extent the performance goals for each such bonus were achieved for the respective performance period, plus (B) Mr. Elkhoury’s prorated target Annual Bonus for the current year, plus (C) an amount equal to Mr. Elkhoury’s target Long Term Bonus for each outstanding award; plus (ii) the product of 2 times the sum of Mr. Elkhoury’s Base Salary and target Annual Bonus amount for the year in which the qualifying termination event occurs; plus (iii) an amount equal to the aggregate premiums and any administrative fees applicable to Mr. Elkhoury due to an election of continuation of coverage that he would be required to pay if he elected to continue medical and dental benefits under the Company’s group health plan for himself and his eligible dependents without subsidy from the Company for a period of two years following the date of a qualifying termination of his employment. The Agreement also provides for full acceleration of any outstanding stock options, restricted stock awards and other stock-based awards upon a qualifying termination of Mr. Elkhoury’s employment to the extent permitted under the applicable plan. All payments and benefits due under the COC Agreement are conditioned upon the execution and nonrevocation by Mr. Elkhoury of a release for the benefit of the Company. All payments under the COC Agreement are subject to reduction as may be necessary to avoid exceeding the amount allowed under Section 280G of the Internal Revenue Code of 1986, as amended.

The COC Agreement also contains certain confidentiality provisions and related restrictions applicable to Mr. Elkhoury. In addition to restrictions upon improper disclosure and use of Confidential Information (as defined in the COC Agreement), Mr. Elkhoury will agree that for a period of two years following a termination of employment for any reason, he will not solicit the Company’s employees or otherwise engage in a competitive business with the Company as more specifically set forth in the COC Agreement. Such obligations are only applicable to Mr. Elkhoury if he receives the severance benefits described above.

A copy of the press release announcing Mr. Elkhoury’s appointment as Senior Vice President and Chief Operating Officer is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated June 5, 2014, issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.
By:	/s/Stuart M. Brightman
Stuart M. Brightman
President & Chief Executive Officer
Date: June 5, 2014

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated June 5, 2014, issued by TETRA Technologies, Inc.

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